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                                                                   EXHIBIT 10.15

                               VISTEON CORPORATION

                              RESTRICTED STOCK PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                        (Amended as of December 10, 2003)

SECTION 1.        PURPOSE AND EFFECTIVE DATE

         The Visteon Corporation Restricted Stock Plan for Non-Employee Directors has been established to align the interests of the non-employee members of the Board of Directors of Visteon Corporation (the "Company") with those of the Company's stockholders by providing equity incentives that will motivate the non-employee members of the Board of Directors to achieve long-range goals, thereby promoting the long-term financial interest of Visteon Corporation, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The Plan is effective as of September 14, 2000.

SECTION 2.        DEFINITIONS

         (a)      "Act" means the Securities Act of 1933, as amended.

         (b) "Administrative Committee" means the non-participating members of the Board.

         (c) "Affiliate" or "Affiliates" means affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

         (d) "Annual Meeting Date" means the date each year on which occurs the annual meeting of the Company's stockholders.

         (e) "Beneficial Owner" means beneficial owner as defined in Rule 13d-3 under the Exchange Act.

         (f)      "Board" means the Board of Directors of the Company.

         (g) "Change in Control" means the occurrence of any one of the following events:
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                  i.       any Person is or becomes the Beneficial Owner,
                           directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph
                           (iii) below;

                  ii. within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

                  iii. there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or

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                           more of the combined voting power of the Company's
                           then outstanding securities;

                  iv. the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company's assets, other than a sale or disposition by the Company of more than 50% of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

                  v. any other event that the Administrative Committee, in its sole discretion, determines to be a Change in Control for purposes of this Plan.

                  Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

         (h)      "Company" means Visteon Corporation, or any successor thereto.

         (i) "Date of Grant" means the date a Plan Award is granted to a Participant.

         (j) "Deferred Compensation Plan" means the Visteon Corporation Deferred Compensation Plan for Non-Employee Directors, as amended and in effect from time to time.

         (k) "Disability" means unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

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         (l)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Participant" means each member of the Board who is not a common-law employee of the Company or an Affiliate.

         (n) "Person" means person as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

         (o) "Plan" means this Visteon Corporation Restricted Stock Plan for Non-Employee Directors, as amended and in effect from time to time.

         (p) "Plan Awards" means awards of Restricted Shares and Visteon Stock Units.

         (q) "Restricted Shares" means Shares issued to a Participant but that are subject to the restrictions set forth in Section 6 of the Plan.

         (r) "Shares" means shares of the Company's common stock, par value $1.00 per share.

         (s) "Visteon Stock Units" means hypothetical shares of the Company's common stock, par value $1.00 per share, that are credited to a Participant's account under the Deferred Compensation Plan.

SECTION 3.        ADMINISTRATION BY THE ADMINISTRATIVE COMMITTEE

         While the Plan is intended to be generally self-administering, the Administrative Committee shall have the full power and discretionary authority to: (a) interpret and administer the Plan and any instrument or award agreement relating to or made under the Plan; (b) establish, amend, suspend or waive such rules and regulations and appoint such

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         agents as it shall deem appropriate for the proper administration of the Plan; and (c) make any other determination, and take any other action, that the Administrative Committee deems necessary or desirable for the administration of the Plan. The decisions and determinations of the Administrative Committee need not be uniform and may be made differently among Participants, and shall be final, binding and conclusive on all interested parties.

SECTION 4.        PLAN AWARDS

         Subject to the restrictions set forth in Section 6 below, Participants shall automatically receive the following grants:

         (a) On the date this Plan is approved by the Board, each Participant shall receive a grant of 3,000 Restricted Shares, which grant shall be effected within 30 days of the date of Board approval.

         (b) On the date of each annual meeting of the Company's stockholders, each Participant, including a newly-elected non-employee member of the Board whose election to the Board coincides with the Annual Meeting Date, shall receive either a grant of 3,000 Restricted Shares or a credit of 3,000 Visteon Stock Units, as elected by the Participant in accordance with
                  Section 5.

         The Board may make additional Plan Awards, in such amount as the Board may determine, to a newly-appointed Participant whose appointment to the Board does not coincide with the Annual Meeting Date; provided that any such Plan Award shall be made by the Board without the participation of the affected Board member.

         Each Plan Award shall be evidenced by a written award agreement between the Company and Participant, in such form as is determined by the Administrative Committee.

SECTION 5.        PARTICIPANT ELECTIONS

         (a) A Participant may elect, in such form and manner as the Administrative Committee may prescribe, whether to receive grants pursuant to Subsection (b) of

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                  Section 4 in the form of Restricted Shares or in the form of
                  Visteon Stock Units; provided, that if the Participant fails to make an effective election, or if at any Date of Grant the Participant does not have a valid election in effect, grants under Subsection (b) of Section 4 shall be made in the form of Restricted Shares.

         (b) A validly executed election shall become effective with respect to grants made on Annual Meeting Dates that occur after the date on which the Participant's election is received and accepted by the Administrative Committee, or as soon thereafter as practicable. A Participant's election, once effective, shall remain in effect until modified by the Participant in accordance with subsection (c) below.

         (c) A Participant may modify his or her then current election by filing a revised election form, properly completed and signed, with the Administrative Committee. A validly executed revised election will be effective with respect to grants made on Annual Meeting Dates that occur after the date on which the Participant's revised election is received and accepted by the Administrative Committee, or as soon thereafter as practicable. A Participant's revised election, once effective, shall remain in effect until again modified by the Participant under this subsection (c).

         (d) A Participant who has elected to receive Visteon Stock Units and who is otherwise eligible for a Plan Award shall receive the requisite number of Visteon Stock Units as a credit to the Participant's account under the Deferred Compensation Plan. Although credited under the Deferred Compensation Plan, the Participant's right to receive a Deferred Compensation Plan benefit based on such Visteon Stock Units shall be subject to the vesting provisions set forth in subsections (b) and (c) of
                  Section 6 below. In all other respects, the Participant's interest with respect to the Visteon Stock Units shall be governed by the terms and conditions of the Deferred Compensation Plan.

SECTION 6.        RESTRICTIONS

         (a) Restricted Shares may not be transferred or otherwise alienated or hypothecated prior to the date on which the Participant becomes vested in such Restricted

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                  Shares. Subject to Section 7, the Participant may transfer or otherwise alienate or hypothecate Restricted Shares in which the Participant is vested.

         (b) A Participant shall obtain a vested interest with respect to a Plan Award, based upon the period of continuous service from the Date of Grant of such Plan Award to the date on which the Participant terminates service as a member of the Board ("Period of Service"), as determined in accordance with the following schedule:

Period of Service                           Vested Percentage of Plan Award
-----------------                           -------------------------------
Less Than 1 Year                                           0
At Least 1 But Less Than 2 Years                      33 1/3
At Least 2 But Less Than 3 Years                      66 2/3
At Least 3 Years                                         100

If the foregoing vesting schedule results in the Participant being vested in a number of Restricted Shares that is not an integer, the Participant's vested interest shall be rounded up to the next whole number. Any Restricted Shares that are not vested on the date on which the Participant terminates service as a member of the Board shall be forfeited.

         (c) A Participant, even if not fully vested in accordance with subsection (b) above, shall be fully vested with respect to a Plan Award in the event of a Change in Control or if the Participant's Period of Service is terminated as a result of the Participant's death or Disability.

SECTION 7.        CERTIFICATE LEGEND; TRANSFER AFTER LAPSE OF RESTRICTIONS

         (a) In addition to any legends placed on certificates for Shares under Subsection (b) hereof, each certificate for Restricted Shares shall bear the following legend:

                  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntarily or by operation of law, is subject to certain restrictions set forth in the Visteon Corporation Restricted Stock Plan for Non-Employee

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                  Directors and an Award Agreement between Visteon Corporation and the registered owner hereof. A copy of such Plan and Agreement may be obtained from the Secretary of Visteon Corporation."

         (b) Except as otherwise provided herein, after the lapse of the restrictions described in Section 6, the Restricted Shares shall thereafter be freely transferable by the Participant and new certificates for the Shares without the legend described in Subsection (a) above shall be issued to the Participant upon his or her request. Notwithstanding the foregoing, the Participant agrees and acknowledges with respect to the Shares that: (i) the Participant will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, which the Company may but shall not be required to file, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend may be placed on the certificates for the Shares to such effect.

         (c) Notwithstanding anything herein to the contrary, in the event of any underwritten public offering of the Company's securities pursuant to an effective registration statement filed under the Act and upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares (other than those included in the registration) acquired under this Plan without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

SECTION 8.        BENEFICIARY

         Each Participant may designate one or more beneficiaries who shall be entitled to receive the Restricted Shares in the event the Participant dies while a member of the Board. The

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         Participant may from time to time revoke or change the beneficiary without the consent of any prior beneficiary by filing a new designation with the Secretary of the Company. The last such designation received by the Secretary of the Company shall be controlling. If no beneficiary designation is in effect at the time the Participant dies, or if no designated beneficiary survives the Participant, the Participant's Restricted Shares shall be transferred to the Participant's estate.

         If the Participant dies after ceasing to be a member of the Board, any non-forfeited Shares held by the Participant shall be transferred to the Participant's estate.

SECTION 9.        VOTING RIGHTS; DIVIDENDS AND OTHER DISTRIBUTIONS

         During the restriction period described in Section 6 hereof, the Participant shall be entitled to exercise full voting rights with respect to the Restricted Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Shares. If any such dividends or distributions are paid in shares of the Company's common stock, such shares shall be subject to the same restrictions as the Restricted Shares with respect to which they were paid.

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SECTION 10.       ADJUSTMENTS

         In the event that the Administrative Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrative Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrative Committee may, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares subject to the Plan and which thereafter may be made the subject of awards under the Plan, and (b) the number and type of Shares subject to outstanding awards.

SECTION 11.       TERM, AMENDMENT AND TERMINATION

         (a) Unless terminated earlier pursuant to subsection (b) below, the Plan shall terminate on May 9, 2011.

         (b) The Board reserves the right to amend or terminate this Plan, or amend any award agreement, at any time; provided that the authority of the Administrative Committee to administer the Plan and the Board to amend any award agreement shall extend beyond the date of the Plan's termination.

         (c) No amendment or termination of the Plan, and no amendment of any award agreement, shall adversely affect the rights of any Participant with respect to any Restricted Shares then outstanding without the written consent of the Participant.

SECTION 12.       MISCELLANEOUS

         (a) The granting of awards of Restricted Shares under the Plan and the issuance of Shares in connection therewith shall be subject to all applicable laws, rules and

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                  regulations, and to such approvals by any governmental
                  agencies or national securities exchanges as may be required.

         (b) This Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to conflict of law principles thereof.

         (c) If any provision of the Plan or any award agreement or any award of Restricted Shares is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or award, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Administrative Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrative Committee, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award shall remain in full force and effect.

         (d) The Plan shall be binding upon, and inure to the benefit, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

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